Exhibit 99.1

Williams-Sonoma, Inc. announces record fourth quarter and fiscal year 2021 results
Q4 GAAP EPS of $5.41; non-GAAP EPS of $5.42, growing 37% over last year
Q4 comparable brand revenue growth of 10.8% with 21.0% GAAP operating margin
FY21 comparable brand revenue growth accelerates to 22.0%, a 39.0% 2YR comp
FY21 GAAP operating margin of 17.6%; non-GAAP operating margin of 17.7% expanding 350bps
Reiterates long-term outlook

San Francisco, CA, March 16, 2022 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the fourth fiscal quarter (“Q4 21”) and fiscal year 2021 ("FY 21") ended January 30, 2022.

“We are thrilled to deliver a strong finish to fiscal 2021, driving record results, with Q4 comps of 10.8% and operating margin expansion of 310 basis points. These results reflect the resilience in our business model, as we successfully navigated unprecedented challenges within the supply chain, material and labor shortages, and capacity limitations from our incredible consumer demand. This resilience, coupled with continued execution in our growth initiatives, fueled an annual comp of 22%; operating margin expansion of 350 basis points; and EPS growth of 64% to $14.85 per share,” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “We are immensely proud of our accomplishments, our record fiscal year results, and the outstanding work of our team. I am confident that we will continue to raise the bar and extend this momentum in fiscal 2022.”

FOURTH QUARTER 2021
•Comparable brand revenue growth of 10.8%, including West Elm at 18.3%, Pottery Barn accelerating to 16.2%, and Williams Sonoma at 4.5% on top of 26.2% last year
•Gross margin of 45.0%, expanding 290bps driven by higher year-over-year merchandise margins as well as occupancy leverage of approximately 20bps; occupancy costs were $193 million
•Operating margin of 21.0%; GAAP operating margin expansion of 350bps; non-GAAP operating margin expansion of 310bps
•GAAP diluted EPS of $5.41 and non-GAAP diluted EPS of $5.42 increasing 37% over last year

FISCAL YEAR 2021
•Comparable brand revenue growth accelerated to 22.0%, with double-digit comparable revenue growth in all brands, including West Elm at 33.1%, Pottery Barn at 23.9%, Pottery Barn Kids and Teen at 11.6%, and Williams Sonoma at 10.5%
•Gross margin of 44.0%; GAAP gross margin expansion of 510bps; non-GAAP gross margin expansion of 500bps
•GAAP operating margin of 17.6%, expanding approximately 420bps; non-GAAP operating margin of 17.7%, expanding approximately 350bps to an all-time high
•GAAP diluted EPS of $14.75; non-GAAP diluted EPS of $14.85, or 64% higher than last year
•Return on invested capital ("ROIC") of 57.9%, compared to 38.1% last year, driven by record earnings and inventory optimization (See Exhibit 1)
•Strong returns to shareholders of nearly $1.1 billion through $188 million in dividends and nearly $900 million in additional share repurchases
•Maintained a strong liquidity position of $850 million in cash, and over $1 billion in operating cash flow, enabling the company to authorize an increase in its quarterly dividend and a new stock repurchase authorization of $1.5 billion, as announced in a separate press release today

OUTLOOK

Fiscal Year 2022 and Long-Term
Given the ongoing strength of our business as we enter fiscal year 2022, the continued success of our new initiatives, and our competitive advantages that are rooted in our key differentiators (our in-house design, our digital-first channel strategy, and our values), we are planning for our fiscal year 2022 financial performance to be in line with our long-term financial guidance of mid-to-high single digit annual net revenue growth, increasing revenues to $10 billion by fiscal year 2024, and operating margins relatively in-line with our fiscal year 2021 operating margin.

CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, March 16, 2022, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION
Julie Whalen – EVP, Chief Financial Officer – (415) 616 8524
Jeremy Brooks – SVP, Chief Accounting Officer & Head of IR – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items may include expenses related to the impact of inventory write-offs, the acquisition of Outward, Inc., asset impairment charges, and income tax benefit associated with non-recurring tax adjustments. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2022 outlook and long-term financial targets, and statements regarding our growth strategies and macro trends.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of the coronavirus on our global supply chain, retail store operations and customer demand; labor and material shortages; the impact of inflation on consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the fiscal year ended January 30, 2022. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we are united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Quarter Ended
	January 30, 2022		January 31, 2021
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$2,501,029	100%	$2,292,673	100%
Cost of goods sold	1,375,792	55.0	1,327,449	57.9
Gross profit	1,125,237	45.0	965,224	42.1
Selling, general and administrative expenses	600,665	24.0	563,137	24.6
Operating income	524,572	21.0	402,087	17.5
Interest (income) expense, net	(89)	—	2,264	0.1
Earnings before income taxes	524,661	21.0	399,823	17.4
Income taxes	121,720	4.9	90,868	4.0
Net earnings	$402,941	16.1%	$308,955	13.5%
Earnings per share (EPS):
Basic	$5.56		$4.04
Diluted	$5.41		$3.92
Shares used in calculation of EPS:
Basic	72,494		76,507
Diluted	74,503		78,845

4th Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (In millions)		Comparable Brand Revenue Growth (Decline)
	Q4 21	Q4 20	Q4 21	Q4 20
Pottery Barn	$921	$799	16.2%	25.7%
West Elm	598	511	18.3	25.2
Williams Sonoma	552	540	4.5	26.2
Pottery Barn Kids and Teen	314	340	(6.1)	25.7
Other**	116	103	N/A	N/A
Total	$2,501	$2,293	10.8%	25.7%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week basis for Q4 2021 and Q4 2020. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation.
** Primarily consists of net revenues from Rejuvenation, our international franchise operations and Mark and Graham.

Condensed Consolidated Statements of Earnings (unaudited)

	For the Fiscal Year Ended
	January 30, 2022		January 31, 2021
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$8,245,936	100%	$6,783,189	100%
Cost of goods sold	4,613,973	56.0	4,146,920	61.1
Gross profit	3,631,963	44.0	2,636,269	38.9
Selling, general and administrative expenses	2,178,847	26.4	1,725,572	25.4
Operating income	1,453,116	17.6	910,697	13.4
Interest expense, net	1,865	—	16,231	0.2
Earnings before income taxes	1,451,251	17.6	894,466	13.2
Income taxes	324,914	3.9	213,752	3.2
Net earnings	$1,126,337	13.7%	$680,714	10.0%
Earnings per share (EPS):
Basic	$15.17		$8.81
Diluted	$14.75		$8.61
Shares used in calculation of EPS:
Basic	74,272		77,260
Diluted	76,354		79,055

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (In millions)		Comparable Brand Revenue Growth
	FY 21	FY 20	FY 21	FY 20
Pottery Barn	$3,121	$2,526	23.9%	15.2%
West Elm	2,235	1,682	33.1	15.2
Williams Sonoma	1,345	1,242	10.5	23.8
Pottery Barn Kids and Teen	1,140	1,043	11.6	16.6
Other**	405	290	N/A	N/A
Total	$8,246	$6,783	22.0%	17.0%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 52-week basis for fiscal 2021 and fiscal 2020.
** Primarily consists of net revenues from Rejuvenation, our international franchise operations and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except per share amounts)	January 30, 2022	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$850,338	$1,200,337
Accounts receivable, net	131,683	143,728
Merchandise inventories, net	1,246,372	1,006,299
Prepaid expenses	69,252	93,822
Other current assets	26,249	22,894
Total current assets	2,323,894	2,467,080
Property and equipment, net	920,773	873,894
Operating lease right-of-use assets	1,132,764	1,086,009
Deferred income taxes, net	56,585	61,854
Goodwill	85,354	85,446
Other long-term assets, net	106,250	87,141
Total assets	$4,625,620	$4,661,424
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$612,512	$542,992
Accrued expenses	319,924	267,592
Gift card and other deferred revenue	447,770	373,164
Income taxes payable	79,554	69,476
Current debt	—	299,350
Operating lease liabilities	217,409	209,754
Other current liabilities	94,517	85,672
Total current liabilities	1,771,686	1,848,000
Deferred lease incentives	16,360	20,612
Long-term operating lease liabilities	1,066,839	1,025,057
Other long-term liabilities	106,528	116,570
Total liabilities	2,961,413	3,010,239
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 71,982 and 76,340 shares issued and outstanding at January 30, 2022 and January 31, 2021, respectively	720	764
Additional paid-in capital	600,942	638,375
Retained earnings	1,074,084	1,019,762
Accumulated other comprehensive loss	(10,828)	(7,117)
Treasury stock, at cost	(711)	(599)
Total stockholders' equity	1,664,207	1,651,185
Total liabilities and stockholders' equity	$4,625,620	$4,661,424

Retail Store Data* (unaudited)

	Beginning of quarter			End of quarter	As of
	October 31, 2021	Openings	Closings	January 30, 2022	January 31, 2021
Pottery Barn	195	1	(8)	188	195
Williams Sonoma	194	1	(21)	174	198
West Elm	121	1	(1)	121	121
Pottery Barn Kids	57	—	(5)	52	57
Rejuvenation	10	—	(1)	9	10
Total	577	3	(36)	544	581
* Retail store data for fiscal 2021 and fiscal 2020 includes stores temporarily closed due to COVID-19. All stores were reopened as of the end of fiscal 2021.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Year Ended
(In thousands)	January 30, 2022	January 31, 2021
Cash flows from operating activities:
Net earnings	$1,126,337	$680,714
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	196,087	188,655
Loss on disposal/impairment of assets	1,015	32,365
Amortization of deferred lease incentives	(4,282)	(5,783)
Non-cash lease expense	216,888	216,368
Deferred income taxes	2,535	(13,061)
Stock-based compensation expense	95,240	73,185
Other	288	(264)
Changes in:
Accounts receivable	11,896	(31,503)
Merchandise inventories	(239,981)	99,144
Prepaid expenses and other assets	(2,060)	(16,388)
Accounts payable	56,674	25,489
Accrued expenses and other liabilities	49,460	129,142
Gift card and other deferred revenue	75,460	82,841
Operating lease liabilities	(224,567)	(232,989)
Income taxes payable	10,157	46,933
Net cash provided by operating activities	1,371,147	1,274,848
Cash flows from investing activities:
Purchases of property and equipment	(226,517)	(169,513)
Other	270	629
Net cash used in investing activities	(226,247)	(168,884)
Cash flows from financing activities:
Repurchases of common stock	(899,433)	(150,000)
Repayment of long-term debt	(300,000)	—
Payment of dividends	(187,539)	(157,645)
Tax withholdings related to stock-based awards	(104,235)	(31,729)
Debt issuance costs	(778)	(3,645)
Borrowings under revolving line of credit	—	487,823
Repayments under the revolving line of credit	—	(487,823)
Net cash used in financing activities	(1,491,985)	(343,019)
Effect of exchange rates on cash and cash equivalents	(2,914)	5,230
Net (decrease) increase in cash and cash equivalents	(349,999)	768,175
Cash and cash equivalents at beginning of period	1,200,337	432,162
Cash and cash equivalents at end of period	$850,338	$1,200,337

Exhibit 1

GAAP to Non-GAAP Reconciliation (unaudited)

(In thousands, except per share data)

	For the Quarter Ended				For the Fiscal Year Ended
	January 30, 2022		January 31, 2021		January 30, 2022		January 31, 2021
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$1,125,237	45.0%	$965,224	42.1%	$3,631,963	44.0%	$2,636,269	38.9%
Inventory write-off [1]	—		—		—		11,378
Non-GAAP gross profit	$1,125,237	45.0%	$965,224	42.1%	$3,631,963	44.0%	$2,647,647	39.0%

Selling, general and administrative expenses	$600,665	24.0%	$563,137	24.6%	$2,178,847	26.4%	$1,725,572	25.4%
Outward-related [2]	(812)		(3,174)		(9,160)		(12,092)
Asset impairment [3]	—		(5,094)		—		(27,069)
Non-GAAP selling, general and administrative expenses	$599,853	24.0%	$554,869	24.2%	$2,169,687	26.3%	$1,686,411	24.9%

Operating income	$524,572	21.0%	$402,087	17.5%	$1,453,116	17.6%	$910,697	13.4%
Outward-related [2]	812		3,174		9,160		12,092
Inventory write-off [1]	—		—		—		11,378
Asset impairment [3]	—		5,094		—		27,069
Non-GAAP operating income	$525,384	21.0%	$410,355	17.9%	$1,462,276	17.7%	$961,236	14.2%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$121,720	23.2%	$90,868	22.7%	$324,914	22.4%	$213,752	23.9%
Outward-related [2]	(49)		248		1,397		1,913
Inventory write-off [1]	—		—		—		2,940
Asset impairment [3]	—		1,269		—		6,593
Deferred tax asset/liability adjustment [4]	—		4,383		—		5,030
Non-GAAP income taxes	$121,671	23.2%	$96,768	23.7%	$326,311	22.3%	$230,228	24.4%

Diluted EPS	$5.41		$3.92		$14.75		$8.61
Outward-related [2]	0.01		0.04		0.10		0.13
Inventory write-off [1]	—		—		—		0.11
Asset impairment [3]	—		0.05		—		0.26
Deferred tax asset/liability adjustment [4]	—		(0.06)		—		(0.06)
Non-GAAP diluted EPS*	$5.42		$3.95		$14.85		$9.04
* Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1During FY 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.
2During Q4 2021 and FY 2021, we incurred approximately $0.8 million and $9.2 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc. During Q4 2020 and FY 2020, we incurred approximately $3.2 million and $12.1 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.
3During Q4 2020 and FY 2020, we incurred approximately $5.1 million and $27.1 million, respectively, of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.
4During Q4 2020 and FY 2020, we recorded approximately $4.4 million and $5.0 million, respectively, of tax benefit resulting from a non-recurring adjustment to certain deferred tax assets and liabilities.

Return on Invested Capital (“ROIC”)
We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return.
We define ROIC as non-GAAP net operating profit after tax ("NOPAT"), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.
ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.